UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2003

ROYAL BODYCARE, INC.

(Exact name of registrant as specified in its chapter)

NEVADA	33-20323	91-2015186
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

2301 CROWN COURT, IRVING, TEXAS	75083
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  972-893-4000

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

Effective November 20, 2003, we entered into an employment agreement with Clinton H. Howard to serve as our Chief Executive Officer through December 31, 2008. The employment agreement specifies a minimum salary of $285,000, and provides for salary increases and additional cash incentive compensation if we achieve certain earnings targets, as defined. If we terminate Mr. Howard’s agreement without cause, or if Mr. Howard terminates his employment for certain reasons set forth in the agreement, we will be required to pay the greater of his salary for the remaining term of the agreement, or two times his salary for the preceding twelve months. Under the terms of the agreement, upon termination of Mr. Howard’s employment, we are obligated to pay Mr. Howard a specified percentage of his salary for an additional five-year period for consulting services.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Exhibits

11.3 Employment Agreement with Clinton H. Howard

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL BODYCARE, INC. (Registrant)

Date: December 3, 2003	/s/ Steven E. Brown
(Signature)

Name and Title: Steve Brown, Chief Financial Officer

Exhibit Index

Exhibit Number	Description

*11.3	Employment Agreement with Clinton H. Howard

*	Filed herewith